UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2020

VININGS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-56194	84-3998117
(Commission File Number)	(IRS Employer Identification No.)

2030 POWERS FERRY ROAD SE, SUITE #212

ATLANTA, GA 30339

(Address of principal executive offices and zip code)

404-816-8240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2020, Vinings Holdings, Inc. (“Vinings”) and Sterling Acquisitions 1, Inc., a Delaware corporation, (“Sterling”) entered into a Divestiture Agreement effective December 23, 2020.

Vinings is seeking to further the development of its business operations. As a result, Vinings desires to divest itself of NDYN Delaware, a wholly owned subsidiary of Vinings.

Sterling acquired NDYN Delaware with the following terms and the divestiture of NDYN Delaware shall be effected as follows:

A. Vinings and Sterling entered into a Stock Purchase Agreement and Sterling purchased all the issued and outstanding shares of NDYN Delaware (1,000 shares of common stock, consisting of 100% ownership) for ten dollars ($10).

B. Vinings and Sterling entered into a share purchase agreement whereby Sterling purchased fifty thousand (50,000) common shares at an aggregate price of ten dollars ($10).

C. Vinings paid Sterling a fee of $1,000 to cover the expenses associated with the maintenance of NDYN Delaware until such time as a certificate of dissolution is filed with the state of Delaware.

The foregoing description of the Divestiture Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Divestiture Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosures under Item 1.01 of this Current Report on Form 8-K, incorporated herein by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Divestiture Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vinings Holdings, Inc.

By:

/s/ Erik S. Nelson

____________________

Erik S. Nelson

Title: CEO

Date: December 31, 2020

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